Exhibit 25(b)
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                        (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                        POPULAR INTERNATIONAL BANK, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

PUERTO RICO                                             66-0489108
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


209 MUNOZ RIVERA AVENUE
HATO REY, PUERTO RICO                                   00918
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                          GUARANTEE OF DEBT SECURITIES
                                OF POPULAR, INC.
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (A)      NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of
         Governors of the Federal Reserve System, Washington D.C.

         (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 23rd day of June, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      By  /s/ John R. Prendiville
                           John R. Prendiville
                           Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                        June 23, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of a guarantee agreement between Popular International Bank, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                    By  /s/ John R. Prendiville
                                        John R. Prendiville
                                        Vice President

                                    EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago
Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460            Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                DOLLAR AMOUNTS IN THOUSANDS
                                                                                C400   RCFD BIL MIL THOU


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                      RCFD
    a. Noninterest-bearing balances and currency and coin(1)                    0081         3,809,517      1.a
    b. Interest-bearing balances(2)......................................       0071         4,072,166      1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                1754                 0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)......       1773        12,885,728      2.b
3.  Federal funds sold and securities purchased under agreements to
    resell...............................................................       1350         4,684,756      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C).............................................................       2122        34,304,806      4.a
    b. LESS: Allowance for loan and lease losses.........................       3123           411,476      4.b
    c. LESS: Allocated transfer risk reserve.............................       3128             3,884      4.c
    d. Loans and leases, net of unearned income, allowance, and                 RCFD
       reserve (item 4.a minus 4.b and 4.c)..............................       2125        33,889,446      4.d
5.  Trading assets (from Schedule RD-D)..................................       3545         5,100,499      5.
6.  Premises and fixed assets (including capitalized leases).............       2145           754,052      6.
7.  Other real estate owned (from Schedule RC-M).........................       2150             5,244      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).......................................       2130           201,068      8.
9.  Customers' liability to this bank on acceptances outstanding                2155           265,041      9.
10. Intangible assets (from Schedule RC-M)...............................       2143           285,709      10.
11. Other assets (from Schedule RC-F)....................................       2160         2,987,184      11.
12. Total assets (sum of items 1 through 11).............................       2170        68,940,410      12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:       The First National Bank of Chicago
Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460        Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                         DOLLAR AMOUNTS IN
                                                                                               THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
       from Schedule RC-E, part 1)....................................          2200        22,163,664      13.a
       (1) Noninterest-bearing(1).....................................          6631         9,740,100      13.a1
       (2) Interest-bearing...........................................          6636        12,423,564      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                 RCFN
       IBFs (from Schedule RC-E, part II).............................          2200        19,273,426      13.b
       (1) Noninterest bearing........................................          6631           334,741      13.b1
       (2) Interest-bearing...........................................          6636        18,938,685      13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              RCFD 2800    4,405,792      14
15. a. Demand notes issued to the U.S. Treasury.......................          RCON 2840      173,505      15.a
    b. Trading Liabilities(from Sechedule RC-D).......................          RCFD 3548    4,824,567      15.b

16. Other borrowed money:                                                       RCFD
    a. With original maturity of one year or less.....................          2332         7,453,761      16.a
    b. With original  maturity of more than one year..................          A547           330,300      16.b
    c. With original maturity of more than three years................          A548           357,737      16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding...........          2920           265,041      18.
19. Subordinated notes and debentures.................................          3200         2,600,000      19.
20. Other liabilities (from Schedule RC-G)............................          2930         1,878,367      20.
21. Total liabilities (sum of items 13 through 20)....................          2948        63,726,160      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.....................          3838                 0      23.
24. Common stock......................................................          3230           200,858      24.
25. Surplus (exclude all surplus related to preferred stock)..........          3839         3,239,836      25.
26. a. Undivided profits and capital reserves.........................          3632         1,813,367      26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.....................................................          8434           (37,357)     26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES.............          4336                 0      26.c
27. Cumulative foreign currency translation adjustments...............          3284            (2,454)     27.
28. Total equity capital (sum of items 23 through 27).................          3210         5,214,250      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).............................          3300        68,940,410      29.

Memorandum
To  be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that
    best describes the most comprehensive level of auditing work performed]                 -------------------
    for the bank by independent external auditors as of any date during                    [ N/A           M.1.]
    1996   ..............RCFD 6724 .....................                                    -------------------

1 = Independent audit of the bank conducted in accordance       4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.